Exhibit 99.1
Financial Statements
Leon Medical Centers Health Plans, Inc.
For the Years Ended December 31, 2006 and 2005

GARY R. GERSON, CPA
RICHARD C. PRESTON, CPA
JAMES P. ROBINSON, CPA
ALAN S. ROSEN, CPA
DONALD M. GERSON, CPA
DANIEL S. KUSHNER, CPA
STEVEN F. KLEIN, CPA
DOROTHY S. EISENBERG, CPA
ALAN A. LIPS, CPA

STEPHEN R. TEPPER, CPA
MANNY M. ILAGAN, CPA
CALVIN BECKER, CPA
ROBERT P. FEDDERMAN, CPA
EDUARDO M. ZÚÑIGA CPA
ROSE B. ROBINSON, CPA
JUDD A. BERKLEY, CPA
EDWARD D. DEPPMAN, CPA
MARSHALL J. SAPERSTEIN, CPA
DAVID A. STEINBERG, CPA
BARRY A. DRESSLER, CPA
MELISSE G. BURSTEIN, CPA
RONALD A. UNGER, CPA
STUART ROHATINER, CPA
STEVEN A. MOSES, CPA
ANITA H. WONG, CPA
MARK S. KOONDEL, CPA
CARMEN T. ANDRIAL, CPA
BRYAN A. ROSENFELD, CPA
PHILIP D. KNAPP, CPA
STEVEN C. VOGEL, CPA
JASON A. BROWN, CPA
ALEJANDRO DE LA VEGA, CPA
MAUREEN A. PAZOS, CPA
DIANE M. MINCH, CPA

MIAMI BEACH OFFICE
666 SEVENTY-FIRST STREET
MIAMI BEACH, FLORIDA 33141

DADE: (305) 868-3600
BROWARD: (954) 522-3202
PALM BEACH: (561) 833-9573
ORLANDO: (407) 843-1159
TOLL FREE: 1-888-868-5585
TOLL FREE FAX: 1-800-880-1662
FAX: (305) 864-6740
www.gprco-cpa.com

REPLY TO: MIAMI BEACH OFFICE	BOCA RATON OFFICE
ONE BOCA PLACE
SUITE 324A
2255 GLADES ROAD
BOCA RATON, FLORIDA 33431
TEL: (561) 392-9059
FAX: (561) 997-9392

MEMBERS
AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS

FLORIDA INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS
Officers and Directors
Leon Medical Centers Health Plans, Inc.
Miami, Florida
INDEPENDENT AUDITORS’ REPORT
We have audited the balance sheets of Leon Medical Centers Health Plans, Inc. (a health maintenance organization, the “Plan”) at December 31, 2006 and 2005 and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leon Medical Centers Health Plans, Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
As more fully described in Note 10, subsequent to the issuance of the Plan’s 2006 and 2005 financial statements and our report thereon dated March 23, 2007, we became aware that those financial statements did not contain a provision for income taxes and the related current tax liability and deferred tax asset. Accordingly, the 2006 and 2005 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 2005 to correct the error. In our original report we expressed an unqualified opinion on the 2006 and 2005 financial statements, and our opinion on the revised statements as expressed herein, remains unqualified.
March 23, 2007, except for Notes 5 and 10, as to which the date is July 31, 2007
Miami Beach, Florida

LEON MEDICAL CENTERS HEALTH PLANS, INC.
BALANCE SHEETS
At December 31, 2006 and 2005

	2006	2005

ASSETS
Current assets
Cash and cash equivalents (Notes 3 and 8)	$47,375,813	$34,313,475
Premium receivable from Centers for Medicare and Medicaid Services	783,726	1,294,645
Reinsurance claims and other receivables	206,288	139,101
Deferred income taxes (Note 5)	854,984	1,654,447
Prepaid expenses and other current assets	369,107	263,852

Total current assets	49,589,918	37,665,520

Depreciable property (Note 6)	2,361,235	2,619,178

Cash deposit with Florida Department of Financial Services bearing interest at a variable rate	369,602	353,731

Total assets	$52,320,755	$40,638,429

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$984,017	$634,129
Current income taxes payable	5,889,620	13,073
Aggregate health policy reserve	2,439,706	—
Liability for amounts held under uninsured plans	3,274,635	—
Due to related parties (Note 9)	3,697,188	4,096,185
Medical claims payable (Notes 4 and 9)	17,733,433	28,859,249
Current maturities of obligations under capital leases (Note 7)	359,121	445,524

Total current liabilities	34,377,720	34,048,160

Long-term liabilities
Obligations under capital leases, net of current maturities (Note 7)	170,499	300,985
Deferred tax liability (Note 5)	252,381	94,856

Total long-term liabilities	422,880	395,841

Total liabilities	34,800,600	34,444,001

Shareholders’ equity
Common stock; par value $.01 per share; 1,000 shares authorized; 250 shares issued and outstanding	3	3
Additional paid-in capital	9,008,319	9,008,319
Retained earnings (deficit)	8,511,833	(2,813,894)

Total shareholders’ equity	17,520,155	6,194,428

Total liabilities and shareholders’ equity	$52,320,755	$40,638,429

The notes which follow must be read for a more informed use, understanding and interpretation of these financial statements.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2006 and 2005

	2006	2005

Revenue
Premiums earned from Centers for Medicare and Medicaid Services	$269,247,272	$97,571,679

Costs and expenses
Direct costs of healthcare services provided (Notes 4 and 9)	234,020,347	92,041,356
Marketing, advertising and selling expenses (Note 9)	4,231,263	2,799,798
General and administrative expenses (Note 9)	14,507,688	6,397,463
Depreciation and amortization (Note 6)	629,159	367,647
Interest expense	124,287	34,824

Total costs and expenses	253,512,744	101,641,088

Income (loss) from operations	15,734,528	(4,069,409)

Interest income	2,424,735	368,747

Income (loss) before income tax provision (benefit)	18,159,263	(3,700,662)

Income tax provision (benefit) (Note 5)	6,833,536	(1,388,951)

Net income and comprehensive income (loss)	$11,325,727	$(2,311,711)

The notes which follow must be read for a more informed use, understanding and interpretation of these financial statements.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
STATEMENTS OF SHAREHOLDERS’ EQUITY
Years Ended December 31, 2006 and 2005

	Common Stock		Additional	Retained
	Number		Paid-in	Earnings
	of Shares	Amount	Capital	(Deficit)	Total

Balance at December 31, 2004 as previously reported	250	$3	$3,198,164	$(659,751)	$2,538,416

Prior period adjustment				157,568	157,568

Balance at December 31, 2004 as restated	250	3	3,198,164	(502,183)	2,695,984
Capital contributions	—	—	5,810,155	—	5,810,155

Net loss	—	—	—	(2,311,711)	(2,311,711)

Balance at December 31, 2005	250	3	9,008,319	(2,813,894)	6,194,428

Net income	—	—	—	11,325,727	11,325,727

Balance at December 31, 2006	250	$3	$9,008,319	$8,511,833	$17,520,155

See Note 8 for regulatory restrictions on the payment of dividends.
The notes which follow must be read for a more informed use, understanding and interpretation of these financial statements.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

	2006	2005

Operating activities
Cash inflow from Centers for Medicare and Medicaid Services	$275,472,532	$96,277,034
Cash inflow from interest on cash and cash equivalents	2,408,864	325,063
Cash outflow for cost of healthcare services	(245,213,350)	(63,283,410)
Cash outflow for operating expenses	(19,017,603)	(4,578,472)

Net cash inflow from operating activities	13,650,443	28,740,215

Investing activity
Cash outflow for purchase of computer equipment	(248,181)	(1,605,439)

Financing activities
Cash inflow from capital contributions	—	5,810,155
Cash outflow for repayment of capital lease financing	(339,924)	(187,049)

Net cash (outflow) inflow for financing activities	(339,924)	5,623,106

Net cash inflow from all activities	13,062,338	32,757,882

Cash and cash equivalents, beginning of year	34,313,475	1,555,593

Cash and cash equivalents, end of year	$47,375,813	$34,313,475

continued

LEON MEDICAL CENTERS HEALTH PLANS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

continued
	2006	2005

Reconcilation of net income (loss) to net cash from operating activities:

Net income (loss)	$11,325,727	$(2,311,711)

Add:
Depreciation and amortization not requiring cash	629,159	367,647
Deferred income taxes, not requiring cash	956,989	94,856
Liability for amounts held under uninsured plans	3,274,635	—
Increase in accounts payable and accrued expenses	349,887	634,130
Increase in aggregate health policy reserve	2,439,706	—
Increase in due to related parties	—	4,096,185
Decrease in premiums receivable from Centers for Medicare and Medicaid Services	510,919	—
Increase in current income taxes payable	5,876,547	—
Increase in medical claims payable	—	28,859,249

Total	14,037,842	34,052,067

Deduct:
Deferred income tax benefit, not providing cash	—	1,483,807
Decrease in due to related parties	398,997	—
Interest earned on long-term deposit	15,871	11,785
Decrease in medical claims payable	11,125,816	—
Increase in premiums receivable from Centers for Medicareand Medicaid Services	—	1,294,645
Increase in reinsurance and other receivables	67,187	101,303
Increase in prepaid expenses and other current assets	105,255	108,601

Total	11,713,126	3,000,141

Net cash inflow from operating activities	$13,650,443	$28,740,215

Supplemental disclosures:
2006
Debt of $123,035 was incurred to finance the purchase of property under capital leases.
Interest payments made were $128,616.
2005
Debt of $933,558 was incurred to finance the purchase of property under capital leases.
Interest payments made were $30,495.
The notes which follow must be read for a more informed use, understanding and interpretation of these financial statements.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Leon Medical Centers Health Plans, Inc. (the “Plan”) was incorporated in Florida on June 21, 2001 to operate as a Florida for-profit health maintenance organization (HMO). During 2002, the Plan received its certificate of authority from the State of Florida Department of Insurance, also known as the State of Florida Office of Insurance Regulations (the “Office”). The Plan commenced operations on May 1, 2005 in Miami-Dade County, Florida.

At December 31, 2006, the Plan had 23,535 members all of whom are recipients of Medicare benefits.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies for the Plan is presented to assist in understanding the Plan’s financial statements. The financial statements and notes are representations of the Plan’s management, who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications. Certain prior year amounts have been reclassified to conform with current presentation.

Cash and Cash Equivalents. Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less. Cash and cash equivalents are not pledged or restricted.

Depreciable Property. Depreciable property is recorded at cost and depreciated primarily on a straight-line basis over their estimated useful lives, typically 5 years. Maintenance and repair costs are charged to expense as incurred. Major overhauls that extend the useful lives of existing assets are capitalized. When properties are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. The Plan evaluates all long-lived assets when events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.

Income Taxes. The Plan follows the liability method of accounting for income taxes. Under the liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between amounts reported for financial statement purposes and the amounts reported for tax purposes.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Medicare Part D Liabilities. In 2006, the Plan began offering prescription drug benefits in accordance with Medicare Part D. Liabilities to Centers for Medicare and Medicaid Services (CMS) related to estimated risk corridor adjustments are included as health policy reserves on the Plan’s balance sheet. These liabilities arise as a result of the Plan’s actual costs to date in providing Part D prescription drug benefits being lower than its bids to CMS.

Certain Part D prescription drug payments from CMS represent payments for claims the Plan pays for which it assumes no risk, including reinsurance and low-income cost subsidies. The Plan accounts for these subsidies on its balance sheet as liabilities for amounts held under uninsured plans.

Revenue Recognition. Revenue from Centers for Medicare and Medicaid Services is recognized in the month each member is eligible to receive provided services.

Direct Costs of Healthcare Services Provided. Direct costs of healthcare services provided are recognized in the period in which services are provided and include claim payments, capitation payments and an estimate of the cost of services which have been incurred but not yet reported, or IBNR. The estimate for IBNR was developed by the Plan’s independent actuaries based upon the Plan’s historical operating experience and relevant industry data for the geographic area in which the Plan operates.

Reinsurance. The Plan has protected itself against exposure to claims payable in excess of $300,000 ($150,000 in 2005) but not more than $1 million per calendar year per member by the utilization of reinsurance. Reinsurance contracts do not relieve the Plan from its obligation to members. Failure of the reinsurer to honor its obligations could result in losses to the Plan. Under its policy, the Plan initially pays all claims on behalf of its members and is subsequently reimbursed upon submission of a claim to the reinsurance carrier. As of December 31, 2006 and 2005, the Plan estimated that it is due $102,887 and $101,303, respectively. The amount receivable is recorded as a reduction of direct cost of medical services provided.

Advertising Costs. Advertising costs are expensed as incurred.

Sales Commissions. Sales commissions are included in marketing, advertising and selling expenses and are expensed as incurred.
3.	FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

The Plan maintains its cash balances in Ocean Bank of Miami, Florida. These cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2006, the Plan’s uninsured bank balance was $47,275,813.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

4.	MEDICAL CLAIMS PAYABLE AND DIRECT COSTS OF HEALTHCARE SERVICES PROVIDED

Medical claims payable represents the liability for services that have been performed by providers for the Plan’s members. The liability includes medical and pharmaceutical claims reported as well as an actuarially determined estimate of claims that have been incurred but not yet reported, or IBNR. The IBNR component is based on historical claims data, current enrollment, health service utilization statistics, and other related information.

The following table presents the components of the medical claims liability as of the dates indicated:

	December 31,
	2006	2005

Incurred but not reported (IBNR)	$17,158,614	$25,673,761
Reported claims	219,964	746,196
Capitation	354,855	2,439,292

Total medical claims liability	$17,733,433	$28,859,249

The Plan’s independent actuaries developed the estimate for IBNR by using standard actuarial methodologies, including the loss ratio development method and the projected cost development method. Incurred claims were determined using completion factors as developed from the Plan’s current claim payment patterns. Actual claims paid were subtracted from incurred claims to obtain reserve estimates. Both the loss ratio development method and the projected cost development method were used to estimate incurred claims for months with lower than 80% completion factors.

There were no premium deficiencies as of December 31, 2006 and 2005, respectively, therefore, no premium deficiency reserves were included in the IBNR liabilities for these years.

Each period, the Plan re-examines the previously established medical claims liability estimates based on actual claim submissions and other relevant changes in facts and circumstances. As the liability estimates recorded in prior periods become more exact, the Plan increases or decreases the amount of the estimates, and includes the changes in medical expenses in the period in which the change is identified. In every reporting period, the Plan’s operating results include the effects of more completely developed medical claims liability estimates associated with prior periods.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

4.	MEDICAL CLAIMS PAYABLE AND DIRECT COSTS OF HEALTHCARE SERVICES PROVIDED (cont’d)

The following table provides a reconciliation of changes in the medical claims liability for the years ended December 31, 2006 and December 31, 2005:

	Year Ended December 31,
	2006	2005

Balance at beginning of year	$28,859,249	$—

Incurred related to:
Current period	236,551,996	92,041,356
Prior period	(2,531,649)	—

Total incurred	234,020,347	92,041,356

Paid related to:
Current period	229,400,472	63,182,107
Prior period	15,745,691	—

Total paid	245,146,163	63,182,107

Balance at end of year	$17,733,433	$28,859,249

Direct costs of healthcare services provided include a payment of $10 million to Preferred Care Partners, Inc. in February 2006 as an agreed upon final settlement in lieu of the required obligations that would have been otherwise incurred under its contract for the year ended December 31, 2006.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

5.	INCOME TAXES

The components of the income tax provision (benefit) are as follows:

Year Ended December 31:	Total	Current	Deferred

2006:
Federal	$5,834,747	$5,017,631	$817,116
State	998,789	858,916	139,873

	$6,833,536	$5,876,547	$956,989

2005:
Federal	$(1,185,942)	$—	$(1,185,942)
State	(203,009)	—	(203,009)

	$(1,388,951)	$—	$(1,388,951)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Plan’s net deferred income taxes are as follows:

	Year Ended December 31,
	2006	2005

Deferred tax assets:
Accruals not currently deductible	$752,600	$917,906
Amortization	102,384	136,511
Net operating loss carryforward	—	600,030

Deferred tax assets	854,984	1,654,447

Less valuation allowance	—	—

Total deferred tax assets	854,984	1,654,447

Deferred tax liability:
Depreciation	252,381	94,856

Total deferred tax liability	252,381	94,856

Total net deferred taxes	$602,603	$1,559,591

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

5.	INCOME TAXES (cont’d)

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense is as follows:

	Year Ended December 31,
	2006		2005

Tax at U.S. statutory rate	$6,174,150	34.00%	$(1,258,225)	(34.00%)

State taxes, net of federal benefit	659,181	3.63%	(134,334)	(3.63%)

Non-deductible items	205	0.00%	3,608	0.10%

Change in valuation allowance	—	0.00%	—	0.00%

	$6,833,536	37.63%	$(1,388,951)	37.53%

6.	DEPRECIABLE PROPERTY

Depreciable property consists of the following:

	2006	2005

Computer software	$2,273,358	$2,032,099
Computer equipment under capital leases	1,056,593	933,558
Other	28,090	21,168

Total	3,358,041	2,986,825

Less accumulated depreciation and amortization, provided by the straight-line method over estimated useful lives	(996,806)	(367,647)

Depreciated cost	$2,361,235	$2,619,178

Statement of Financial Accounting Standards No. 144 (SFAS No. 144), “Accounting for the Impairment of Long- Lived Assets,” issued in August 2001 establishes accounting standards for the recognition and measurement of impairment of long-lived assets. The Company evaluates the carrying value of its equipment and when required provides for any permanent impairment of long-lived assets.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

7.	LEASE COMMITMENTS

The Plan leases office space and computer equipment under long-term leases. The office space lease is accounted for as an operating lease. The computer leases are accounted for as capital leases. At December 31, 2006, future minimum lease payments are as follows:

	Capital	Operating
	Leases	Leases

2007	$383,586	$430,000
2008	174,373	431,000
2009	—	434,000
2010	—	434,000
2011	—	434,000
Thereafter	—	101,000

Total minimum lease payments	557,959	$2,264,000

Less amount representing interest at 7%	28,339

Present value of net minimum lease payments	529,620
Less current portion	359,121

Long-term obligations	$170,499

Rent expense was $469,066 and $312,354 for the years ended December 31, 2006 and 2005, respectively.
8.	REGULATORY MATTERS

The Plan is required to report its financial condition and its results of operations in conformity with the accounting practices prescribed or permitted by the State of Florida Office of Insurance Regulation and the National Association of Insurance Commissioners.

The following are certain financial statistics as determined under this statutory basis of accounting as of December 31, 2006 and for the year then ended.

Statutory capital and unassigned surplus	$14,091,949

Statutory net income	$11,379,868

Statutory minimum surplus	$5,384,945

The Plan is required by Florida Statutes to maintain minimum surplus in an amount which is the greater of $1,500,000, 10% of total liabilities or 2% of annualized premium. At December 31, 2006, the Plan complied with this requirement.

As required under Florida Statutes, the Plan must maintain an amount equal to its statutorily determined minimum surplus in coin or currency of the United States on hand or on deposit in any solvent national or state bank, savings and loan association or trust company or in eligible securities or obligations. The Plan complied with this requirement at December 31, 2006.

LEON MEDICAL CENTERS HEALTH PLANS, INC.
NOTES TO FINANCIAL STATEMENTS

8.	REGULATORY MATTERS (cont’d)

The Office limits distributions of earnings or equity transfers to no more than 10% of statutory surplus from accumulated earnings in any one-year unless prior approval is received from the Office. To the extent accumulated statutory surplus exceeds the required amount, the Plan may make distributions of its entire preceding fiscal year’s net operating profits. No such distributions have been made through December 31, 2006.

As required by Florida Statutes, the Plan must, under certain circumstances, establish a healthcare risk cost reserve for contracted providers which receive payments in an amount greater than 1% of the Plan’s annual gross written premium in exchange for providing to the Plan a provider network. The Plan complied with this requirement at December 31, 2006.
9.	RELATED PARTY TRANSACTIONS

The Plan has entered into an agreement with Leon Medical Centers, Inc. (“LMC”), an affiliate under common ownership, whereby LMC provides certain healthcare services to Plan members on a capitated basis. During the years ended December 31, 2006 and 2005, $92,098,255 and $39,011,404, respectively, were charged to direct costs of healthcare services provided for these services, of which $354,855 was unpaid as of December 31, 2006 and included in medical claims payable. Additionally, direct costs of healthcare services provided includes $9,197,899 paid to LMC under a risk sharing provision of this contract. In addition, during the year ended December 31, 2006, a portion of the salaries of certain officers and other administrative personnel of LMC and their related payroll taxes and benefits were charged to the Plan. These costs were allocated to the Plan on the basis of estimated time devoted to Plan operations. In 2006, $3,846,822 of these costs were allocated and charged to general and administrative expenses. As of December 31, 2006, the Plan owed LMC $3,145,017 for these expenses and other operating expenses.

Another affiliate under common ownership provides media and direct mail advertising for the Plan. During the years ended December 31, 2006 and 2005, $2,715,078 and $1,149,489, respectively, were incurred and charged to marketing, advertising and selling expenses for these services. As of December 31, 2006, the Plan owed $552,171 for these services.
10.	REVISION TO FINANCIAL STATEMENTS AND PRIOR PERIOD ADJUSTMENT

Subsequent to the issuance of the Plan’s financial statements, management became aware that those financial statements did not contain a provision for income taxes and the related current tax liability and deferred tax asset. These omissions resulted from the Company reporting under Sub-Chapter “S” of the Internal Revenue Code, whereby income tax effects are attributed to the shareholders. Management has subsequently determined that the Plan is required to report its income taxes as a regular “C” Corporation. The inclusion of a tax provision in the revised financial statements to correct this error has the effect of increasing current assets by $854,984 and $1,654,447 at December 31, 2006 and 2005, respectively; increasing current liabilities by $6,142,001 and $13,073 at December 31, 2006 and 2005, respectively, and decreasing 2006 net income by $6,833,536 and decreasing the 2005 net loss by $1,388,951. The accumulated deficit at the beginning of 2005 was reduced by $157,568 for the effects of the error correction on prior years.